CENTURY II AFFINITY VARIABLE ANNUITY INITIAL SUMMARY PROSPECTUS FOR NEW INVESTORS
INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
KANSAS CITY LIFE VARIABLE ANNUITY SEPARATE ACCOUNT OF
KANSAS CITY LIFE INSURANCE COMPANY
Street Address:	Send correspondence to:
3520 Broadway	Variable Administration
Kansas City, Missouri 64111-2565	P.O. Box 219364
Telephone (816) 753-7000	Kansas City, Missouri 64121-9364
Telephone (800) 616-3670

This Summary Prospectus describes the Century II Affinity Variable Annuity Contract (the “Contract”), an individual flexible premium deferred variable annuity contract offered by Kansas City Life Insurance Company ("Kansas City Life" or the “Company”). Before you invest, you should also review the Statutory Prospectus of the Contract, which contains more information about the Contract’s features, benefits, and risks.  You can find this document and other information about the Contract online at vpx.broadridge.com/GetContract1.asp?doctype=pros&cid=kcl&fid=NRVA01182.  You can also obtain this information at no cost by calling 1-800-616-3670 or by sending an email request to statecompliance@kclife.com.
The Contract is a complex investment that involves risks, including loss of principal. The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. Amounts withdrawn from the Contract may be subject to surrender charges, taxes, and tax penalties. Withdrawals may also have an impact on guarantees under the FivePlusSM Guaranteed Withdrawal Benefit, if elected. Guarantees under the Contract are subject to the Company’s financial strength and claims paying ability.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

You may cancel your Contract within 10 days of receiving it without paying fees or penalties.  In some states, this cancellation period may be longer.  Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value.  You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.
The Subaccounts and the Fixed Account are not deposits or obligations of, or guaranteed or endorsed by, any bank, nor are federally insured by the Federal Deposit Insurance Corporation or any other government agency.
The date of this Prospectus is May 1, 2026.

SUMMARY PROSPECTUS CONTENTS

GLOSSARY

Many terms used within this Prospectus are described within the text where they appear.  The descriptions of those terms are not repeated in this section.

Annuitant	The person on whose life the Contract’s annuity benefit is based.

Contract Anniversary	The same day and month as the Contract Date each year that the Contract remains in force.

Cash Surrender Value	The Contract Value less any applicable surrender charge, loan balance and premium taxes payable.

Contract Date	The date from which Contract months, Contract Years, and Contract Anniversaries are measured.

Contract Value	The sum of the Variable Account Value and the Fixed Account Value.

Contract Year	Any period of twelve months starting with the Contract Date or any Contract Anniversary.

Fixed Account	An account that is one option we offer for allocation of your premiums. It is part of our general account and is not part of, or dependent on, the investment performance of the Variable Account.

Fixed Account Value	Measure of value accumulating in the Fixed Account.

Guaranteed Minimum Death Benefit Option
This Contract provides for a Base Guaranteed Minimum Death Benefit.  In addition, there are two enhanced death benefit options available under the Contract.  The two options provide different levels of death benefit guarantees.  The two options have different issue requirements and expense charges associated with them.  These Guaranteed Minimum Death Benefit Options are available only in the states where we have received regulatory approval.

Home Office
When the term "Home Office" is used in this Prospectus in connection with transactions under the Contract, it means our Variable Administration office.  Transaction requests and other types of Written Notices should be sent to P.O. Box 219364, Kansas City, Missouri 64121-9364.  The telephone number at our Variable Administration office is 800-616-3670.

Issue Age	The Annuitant's age on his/her last birthday as of or on the Contract Date.

Life Payment Option	A payment option based upon the life of the Annuitant.

Maturity Date
The date when the Contract terminates and we either pay the Proceeds under a payment option or pay you the Cash Surrender Value in a lump sum.  The latest Maturity Date is the later of the Contract Anniversary following the Annuitant's 85th birthday and the tenth Contract Anniversary.  (Certain states and Qualified Contracts may place additional restrictions on the maximum Maturity Date.)

Non-Life Payment Option	A payment option that is not based upon the life of the Annuitant.

Non-Qualified Contract	A Contract that is not a "Qualified Contract."

Owner	The person entitled to exercise all rights and privileges provided in the Contract. The terms "you" and "your" refer to the Owner.

Premium Year	Refers to the 12-month period following the date we credit a particular premium to your Contract. This measure of time is important in calculating the surrender charge applicable to the Contract.

Proceeds	The total amount we are obligated to pay under the terms of the Contract.

Qualified Contract	A Contract issued in connection with plans that qualify for special federal income tax treatment under sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended (the “Code”).

Subaccount	The divisions of the Variable Account. The assets of each Subaccount are invested in a Portfolio of a designated Fund.

Valuation Day
Each day the New York Stock Exchange is open for business.  Currently, the New York Stock Exchange is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The New York Stock Exchange and Kansas City Life recognize holidays that fall on a Saturday on the previous Friday.  Kansas City Life will recognize holidays that fall on a Sunday on the following Monday.

Valuation Period
The interval of time beginning at the close of normal trading on the New York Stock Exchange on one Valuation Day and ending at the close of normal trading on the New York Stock Exchange on the next Valuation Day.  Currently, the close of normal trading is 3:00 p.m. Central Time.  The term "Valuation Period" is used in this Prospectus to specify, among other things, when a transaction order or request is deemed to be received by us at our Variable Administration office.

Variable Account Value	The Variable Account Value is equal to the sum of all Subaccount values of a Contract.

We, Our, Us, Kansas City Life, the Company	Kanas City Life Insurance Company

Written Notice/Written Request
A Written Notice or Written Request in a form satisfactory to us that is signed by the Owner and received at the Home Office.  Under certain circumstances as described in this Prospectus, Written Notice/Written Request may be satisfied by telephone, facsimile, electronic mail and Internet.

OVERVIEW OF THE CONTRACT
PURPOSE
The Contract is designed for investors seeking long‑term tax‑deferred accumulation of funds.  The goal for this accumulation is generally retirement but may be for other long‑term investment purposes.  We offer the Contract as both a Qualified Contract and a Non‑Qualified Contract.  (See Prospectus "FEDERAL TAX STATUS")
PHASES OF THE CONTRACT
Your Contract has two phases.
Phase 1: Accumulation and Investment Phase: During the first phase, you will have the opportunity to allocate premiums to the Subaccounts and the Fixed Account.  The Fixed Account has a minimum guaranteed interest rate of 1%.  The assets of each Subaccount are invested in a corresponding Portfolio.  More information about each of these investment options is provided in Appendix A – Investment Options Available Under the Contract, which is located at the back of this prospectus.
Phase 2: Payout of Proceeds Phase. The Contract offers a variety of ways, in addition to a lump sum, for you to receive Proceeds payable under the Contract.  During this phase, you will have the option to annuitize (receive a stream of income payments).  If you annuitize, you will be unable to make withdrawals, and death benefits and living benefits will terminate.
CONTRACT FEATURES
Death Benefit. A death benefit will be paid at the death of either the Annuitant or an Owner of the Contract.  Once a death benefit has been paid, the Contract is terminated. If you are also the Annuitant, the death benefit Proceeds payable will be those payable on the death of the Annuitant. However, if the Contract is issued with an Owner and an Annuitant who are not the same individual, the benefit will be paid at the first death.
FIVE PlusSM Guaranteed Minimum Withdrawal Benefit. If you are concerned that poor investment performance or market volatility in the Subaccounts may adversely impact the amount of money you can withdraw from the Contract, we offer for an additional charge an optional GMWB rider. The GMWB provides alternative guarantees - which guarantee you receive depends on the amount of the withdrawals you take and the age of the Covered Person. First, the GMWB guarantees the return of all of the amounts you have invested in the Contract, as long as you limit your withdrawals each Contract Year to the Guaranteed Withdrawal Amount (this guarantee is available both before and after the Lifetime Income Date). Second, on and after the Lifetime Income Date, as long as you limit your annual withdrawals to the Lifetime Income Amount, the GMWB guarantees you annual payments of that amount for the rest of the Covered Person’s life, no matter how long the Covered Person lives, even after you have recovered your investments in the Contract and even if your Contract Value reduces to zero. However, the maximum amount you may be able to withdraw as a Lifetime Income Amount may be less than if you continued to take withdrawals as a Guaranteed Withdrawal Amount.  The GMWB has a maximum fee of 1.20%.

Nursing Home Waiver of Surrender Charge. Waives surrender charge if you are admitted to a nursing home and other conditions of the waiver are satisfied.
Dollar Cost Averaging Plan. If you elect this plan, it enables you to automatically transfer amounts from the Federated Hermes Government Money Fund II Subaccount to other Subaccounts.  The goal of the Dollar Cost Averaging Plan is to make you less susceptible to market fluctuations by allocating on a regularly scheduled basis instead of allocating the total amount all at one time.  We do not guarantee that the Dollar Cost Averaging Plan will result in a gain or prevent a loss.
Portfolio Rebalancing Plan. The Portfolio Rebalancing Plan is an optional feature available with the Contract.  Under this plan we will redistribute the accumulated balance of each Subaccount to equal a specified percentage of the Variable Account Value.  The purpose of the Fund Portfolio Company Rebalancing Plan is to automatically diversify your portfolio mix.  The plan automatically adjusts your portfolio mix to be consistent with your current premium allocation instructions.
Partial and Full Cash Surrenders. You may request a partial or full surrender of the Contract at any time before the Annuitant’s death and before the Maturity Date (although if you withdraw early, you may have to pay a surrender charge and/or income taxes, including a tax penalty if you are younger than age 59 ½).  You can also participate in the Systematic Partial Surrender Plan.  The Systematic Partial Surrender Plan enables you to authorize an automatic regular payment of a partial surrender amount.
Contract Loans. If your Contract is a section 403(b) TSA Qualified Contract, you may have the option of taking a Contract loan at any time after the first Contract Year if permitted by your employer’s section 403(b) plan.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.
Annual Ratchet Guaranteed Minimum Death Benefit Option. The death benefit options provide protection in the event of a market downturn.  This option is only available at issue of the Contract and is only available to Annuitants with Issue Ages of 75 or below. There is an additional fee of 0.20% of the average annual Variable Account Value during the accumulation period if this Death Benefit is selected.
Enhanced Combination Guaranteed Minimum Death Benefit Option. The death benefit options provide protection in the event of a market downturn.  This option is only available at issue of the Contract and is only available to Annuitants with Issue Ages of 70 or below. There is an additional fee of 0.35% of the average annual Variable Account Value during the accumulation period if this Death Benefit is selected.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES, EXPENSES, AND ADJUSTMENTS
ARE THERE CHARGES OR ADJUSTMENTS FOR EARLY WITHDRAWALS?
Yes.  If you surrender or partially surrender (withdraw money from) your Contract, we may deduct a surrender charge when a premium is withdrawn or applied to certain annuity options during the first eight years following the payment of that premium. The surrender charge is calculated as a percentage of your premium payment being withdrawn or annuitized during the applicable Premium Year.  The amount of the surrender charge decreases over time, measured from the date the premium payment is credited to the Contract.
The maximum surrender charge is 8% of the premium payment withdrawn or Annuitized under a Non-Life Payment Option. Withdrawals may also be subject to taxes or tax penalties.
For example, if you purchased a Contract and were to partially surrender (withdraw) the initial premium of $100,000 during the first Contract Year, you could be assessed a maximum charge of $8,000 on the amount surrendered.
Reference Prospectus Fee Table and Charges and Deductions – Surrender Charge.

ARE THERE TRANSACTION CHARGES?
Yes.  In addition to the surrender charge, you may be charged for other transactions, such as when you complete more than six transfers during a Contract Year.
Reference Prospectus Fee Table and Charges and Deductions – Transfer Processing Fee.

ARE THERE ONGOING FEES AND EXPENSES?
Yes. The table below describes the fees and expenses that you may pay each year, depending on the investment options and optional benefits you choose.  Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

	Annual Fee	Minimum	Maximum
	Base Contract	1.40% [1]	1.40% [1]
	Investment options (Portfolio Company fees and expenses)	0.27% [2]	1.37% [2]
	Optional benefits available for an additional charge (for a single optional benefit, if elected):	0.20% [3]	0.95% [3]
1 As a percentage of average annual Variable Account Value during the accumulation period.
2 As a percentage of Portfolio assets.
3As a percentage of the Guaranteed Withdrawal Balance.

Because your Contract is customizable, the choices you make affect how much you will pay.  To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.  This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost: $1,970	Highest Annual Cost: $4,442
Assumes:
●
Investment of $100,000
●
5% annual appreciation
●
Least expensive Portfolio Company fees and expenses
●
No optional benefits
●
No sales charges
●
No additional purchase payments, transfers, or withdrawals

Assumes:
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Investment of $100,000
●
5% annual appreciation
●
Most expensive combination of optional benefits and Portfolio Company fees and expenses
●
No sales charges
●
No additional purchase payments, transfers, or withdrawals

Reference Prospectus Fee Table; Charges and Deductions; and Appendix A – Investment Options Available Under the Contract.

RISKS
IS THERE A RISK OF LOSS FROM POOR PERFORMANCE?	Yes. You can lose money by investing in this Contract, including loss of principal. Reference Prospectus Principal Risks of Investing in the Contract.
IS THIS A SHORT-TERM INVESTMENT?
No.  This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
Surrender charges apply for to the first eight years following a premium payment and will reduce the value of your Contract if a surrender or partial withdrawals are made or premium is applied to certain annuity options during that time. Withdrawals may also be subject to taxes and tax penalties. In addition, the tax deferral benefit provided by the contract is more beneficial to investors with a long-time horizon.
Reference Prospectus Principal Risks of Investing in the Contract; Fee Table; Charges and Deductions – Surrender Charge; and Federal Tax Status.

WHAT ARE THE RISKS ASSOCIATED WITH THE INVESTMENT OPTIONS?
Investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of each Subaccount.  The Subaccounts and the Fixed Account each have their own unique risks.  You should review all of the investment options before making an investment decision.
Reference Prospectus Principal Risks of Investing in the Contract; The Fixed Account; and Appendix A – Investment Options Available Under the Contract.

WHAT ARE THE RISKS RELATED TO THE INSURANCE COMPANY?
Investment in the Contract is subject to the risks related to Kansas City Life. Any obligations, guarantees, and benefits of the Contract, including the Fixed Account investment option, are subject to the claims-paying ability of Kansas City Life.  If Kansas City Life experiences financial distress, it may not be able to meet its obligations to you.  More information about the financial condition of Kansas City Life, including its financial strength rating, is available upon request by contacting the Home Office.
Reference Prospectus Kansas City Life, The Variable Account and the Funds – Financial Condition of Kansas City Life.

RESTRICTIONS
ARE THERE RESTRICTIONS ON THE INVESTMENT OPTIONS?
Yes. We allow one transfer each Contract Year from the Fixed Account. During the first eight Contract Years, the amount transferred from the Fixed Account may not exceed the greatest of: (1) 25% of the unloaned Fixed Account Value in the Fixed Account on the date of transfer (unless the balance after the transfer is less than $250, in which case we will transfer the entire amount); (2) the amount transferred out of the Fixed Account in the prior Contract Year; or (3) $2,000 (or the unloaned Fixed Account Value, if less). Beginning in the 9th Contract Year, there is no limitation on the amount transferred from the Fixed Account.
The first six transfers during each Contract Year are free.  We will assess a transfer processing fee of $25 for each additional transfer during such Contract Year.
We reserve the right to remove or substitute Portfolio Companies as investment options. We also reserve the right to limit the number and amount of additional premium payments you may make and to suspend or modify the transfer privilege, where permitted by applicable law.
If you elect the GMWB rider, you may not invest in the Fixed Account, the Portfolio Companies in which you may invest will be limited, and we may change the Portfolio Companies that are eligible for investment in the future.
Not all Portfolio Companies may be available in all states.
Reference Prospectus The Fixed Account; Charges and Deductions – Transfer Processing Fee; Kansas City Life, the Variable Account and the Funds – The Funds; Optional Rider; and Appendix A – Investment Options Available Under the Contract.

ARE THERE ANY RESTRICTIONS ON BENEFITS?
Yes.  The Contract offers several benefits.  Certain benefits, such as the GMWB, are subject to an additional charge. Optional benefits may not be available for all Issue Ages and cannot be added after issue. Optional riders may not be available in all states.  The GMWB limits the Portfolio Companies in which you may invest under the Contract, and we may change the Portfolio Companies eligible for investment in the future.  If you take withdrawals that exceed limits specified by the GMWB rider in a Contract Year, the value of the GMWB may be reduced by more than the amount of the withdrawal or the rider may terminate.  If you take withdrawals from your Contract Value, the amount payable under the GMDB may be reduced by more than the amount of the withdrawal.  We may stop offering the GMWB at any time.  Certain 403(b) contracts may impose restrictions on distributions.
Reference Prospectus Principal Risks of Investing in the Contract; Benefits Available Under the Contract; Optional Rider; Description of the Contract – Death Benefit before Maturity Date; Description of the Contract – Contract Loans; and Appendix A – Investment Options Available Under the Contract.

TAXES
WHAT ARE THE CONTRACT’S TAX IMPLICATIONS?
Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.  The tax advantages provided by a variable annuity are already available with tax-qualified plans, including IRAs and Roth IRAs.  You should purchase the Contract within a tax-qualified plan only for reasons other than tax deferral.  We encourage you to consult your own tax adviser before making a purchase of the Contract.
Reference Prospectus Principal Risks of Investing in the Contract; and Federal Tax Status.

CONFLICTS OF INTEREST
HOW ARE INVESTMENT PROFESSIONALS COMPENSATED?
Commissions are paid to broker-dealers for the sale of Contracts.  In addition, we may pay an asset-based commission or other amounts in certain circumstances.  All or some of the payments received from Funds under distribution plans pursuant to Rule 12b-1 may be passed on to selling firms.  This conflict of interest may influence your investment professional to recommend this Contract over another investment.
Reference Prospectus Sale of the Contracts.

SHOULD I EXCHANGE MY CONTRACT?
Some broker-dealers may have a financial incentive to offer a new contract in place of your existing insurance. You should replace (exchange) your existing contract only when you determine that the new contract is better for you than continuing to own your existing contract after comparing the features, fees, and risks of both contracts and considering any fees or penalties to terminate the existing contract.
Reference Prospectus Description of the Contract – Replacement of Contracts.

BENEFITS AVAILABLE UNDER THE CONTRACT
The following table summarizes information about the benefits available under the contract.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions and/or Limitations
Five Plus Guaranteed Minimum Withdrawal Benefit SM	Guarantees return of amounts invested in the Contract or minimum annual income payments provided that the conditions of the rider are satisfied	Optional	0.10% (monthly) 1.20% (annually) of the Guaranteed Withdrawal Balance
●
Covered Person must be between age 20 and 80
●
In order to receive certain benefits, the Covered Person must attain age 65 and remain living;
●
Must invest only in Designated Subaccounts, which may reduce investment return
●
Cannot invest in the Fixed Account
●
Additional premiums may be limited
●
Withdrawals that exceed specified limits in a Contract Year may reduce the value of the GMWB by more than the amount of the withdrawal or the rider may terminate

Death Benefit	Provides death benefit equal to the Cash Surrender Value if the Owner predeceases the Annuitant	Standard	No Charge	● Only applies if Owner and Annuitant are not the same individual
Base Guaranteed Minimum Death Benefit Option	Provides death benefit equal to the greater of: ● Premiums paid, adjusted for proportionately adjusted for partial surrenders, less any loan balance; or ● Contract Value, less any loan balance	Standard	No Charge	● Available at issue and any time after ● Withdrawals may reduce the value of the GMDB by more than the amount of the withdrawal
Annual Ratchet Guaranteed Minimum Death Benefit Option
Provides death benefit generally equal to the greater of:
●
Base Guaranteed Minimum Death Benefit Option amount; or
●
Highest Contract Value as of a prior Contract Anniversary, proportionately adjusted for partial surrenders, less any loan balance

For ages above 80, the death benefit will equal the greater of (i) the death benefit described above plus any additional premiums paid; or (ii) the Contract Value.
		Optional	0.20% of the Variable Account Value on an annualized basis	● Only available at issue of the Contract ● Only available to Annuitants with Issue Ages of 75 or below ● Withdrawals may reduce the value of the GMDB by more than the amount of the withdrawal
Enhanced Combination Guaranteed Minimum Death Benefit Option
Provides death benefit generally equal to the greatest of:
●
Base Guaranteed Minimum Death Benefit Option amount; or
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Premiums paid, accumulated annually at 5% interest of two times total premiums paid, less surrenders and any loan balance; or
●
Highest Contract Value as of a prior Contract Anniversary, proportionately adjusted for partial surrenders, less any loan balance

For ages above 80, the death benefit will equal the greater of (i) the death benefit described above as of the Contract Anniversary following the Annuitant’s 80th birthday, adjusted proportionately for partial surrenders, less any loan balance and plus any premiums paid since that date; or (ii) the Contract Value
		Optional	0.35% of the Variable Account Value on an annualized basis	● Only available at issue of the Contract ● Only available to Annuitants with Issue Ages of 70 or below ● Withdrawals may reduce the value of the GMDB by more than the amount of the withdrawal
Nursing Home Waiver of Surrender Charge	Waiver of Surrender Charge if you are admitted to a nursing home	Standard	No Charge
●
Must provide satisfactory proof of admission to licensed nursing home;
●
Contract Value must be paid out in equal amounts over a period of at least three years; and
●
Must be confined to licensed nursing home at least 90 days before waiver

Contract Loan	Allows you to borrow from the Contract using your Contract Value as collateral	Standard	5% net loan interest (as a percentage of amounts held in the loan account)
●
Only available under section 403(b) TSA Qualified Contracts, if permitted by employer’s section 403(b) plan
●
Only one loan per Contract Year
●
Minimum and maximum loan amounts apply
●
Loans may have adverse tax consequences

Dollar Cost Averaging Plan	Allows you to automatically transfer amounts from the Federated Hermes Government Money Fund II Subaccount to other Subaccounts on a monthly basis	Standard	No Charge	● Minimum $250 transfer amount each month ● Not allowed at the same time as Portfolio Rebalancing
Portfolio Rebalancing Plan	Automatically redistributes the accumulated balance of each Subaccount to equal a specified percentage of the Variable Account Value on a quarterly basis	Standard	No Charge	● Not allowed at the same time as Dollar Cost Averaging
Systematic Partial Surrender Plan	Automatically surrenders a specified dollar amount from the Contract on a monthly, quarterly, semi-annual or annual basis	Standard	No Charge	● Minimum $100 partial surrender amount ● Partial surrenders may have adverse tax consequences

BUYING THE CONTRACT
The maximum Issue Age for which we issue a Contract is 80.  However, for Qualified Contracts with an Issue Age of 70½ or greater, tax laws may require that distributions begin immediately.  We may issue Contracts above the maximum Issue Age under certain circumstances.  We may issue Contracts in connection with retirement plans that may or may not qualify for special federal tax treatment under the Code.
The minimum initial premium that we accept is a single premium of $10,000.  You may pay additional premium payments at any time while the Annuitant is alive and before the Maturity Date.  These payments must be at least $50.  We may limit the number and amount of additional premium payments (where permitted).
At the time of application, you select how we will allocate premiums among the Subaccounts and the Fixed Account.  You can change the allocation percentages at any time by sending Written Notice to us.  You may also change your allocation by telephone, facsimile, and electronic mail if you have provided proper authorization. (See Prospectus "TELEPHONE, FACSIMILE, ELECTRONIC MAIL, AND INTERNET AUTHORIZATIONS")
Our procedures for allocation of premiums during the free-look period vary by state, based on the amount that each state requires to be refunded if the Contract is returned within the free-look period:
●
for Contracts sold to residents of states that allow refund of Contract Value, we will immediately allocate premiums according to the allocation you requested; and
●
for Contracts sold as an Individual Retirement Annuity or to residents of states that require either the refund of premiums paid or the refund of the greater of Contract Value or premiums paid, we will allocate premiums received during a 15-day period following the Contract Date to the Federated Hermes Government Money Fund II Subaccount for that 15-day period.  At the end of this 15-day period, we will allocate the amount in the Federated Hermes Government Money Fund II Subaccount according to your allocation instructions.
We will allocate the initial premium within two business days of when we receive the premium at our Home Office.  In order to allocate the premium in this time frame, you must properly complete the application and it must include all the information necessary to process it, including payment of the initial premium.  If the application is not properly completed, we will retain the premium for up to five business days while we attempt to complete the application.  If the application is not complete at the end of the 5-day period, we will inform you of the reason for the delay.  We will also return the initial premium immediately, unless you specifically consent to our keeping the premium until the application is complete.  Once the application is complete, we will allocate the initial premium within two business days.  There may be delays in our receipt of application that are outside of our control because of the failure of the registered representative to forward the application to us promptly, because the application was sent to the wrong address, or because of delays in determining that the Contract is suitable for you.  Any such delays will affect when your Contract is issued and when your premium is allocated among the Subaccounts and/or the Fixed Account.
We will allocate subsequent premiums at the end of the Valuation Period in which we receive the premium payment at our Home Office.  Premiums received at our Home Office before the New York Stock Exchange closes are priced using the Subaccount accumulation unit value determined at the close of that regular business session of the New York Stock Exchange (usually 3:00 p.m. Central Time).  If we receive a premium payment after the New York Stock Exchange closes, we will process the order using the Subaccount accumulation unit value determined at the close of the next regular session of the New York Stock Exchange.  We will credit amounts to the Subaccounts only on a Valuation Day, that is, on a date the New York Stock Exchange is open for trading.
MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT
SURRENDERS AND WITHDRAWALS
Partial Surrenders. You may surrender part of the Cash Surrender Value at any time before your death, the Annuitant’s death and the Maturity Date.  You may submit a Written Notice to the Home Office or provide notice by telephone if you have provided proper authorization to us.  (See Prospectus "TELEPHONE, FACSIMILE, ELECTRONIC MAIL, AND INTERNET AUTHORIZATIONS") We will price a partial surrender request received in good order before the New York Stock Exchange closes using the Subaccount accumulation unit value determined at the close of that regular business session of the New York Stock Exchange (usually 3:00 p.m. Central Time).  For requests received in good order after the New York Stock Exchange closes, we will price such partial surrender request using the Subaccount accumulation unit value determined at the close of the next regular session of the New York Stock Exchange.  We will deduct any applicable surrender charge from the amount surrendered or from the remaining Contract Value, according to your instructions.  If you instruct us to deduct the surrender charge from the remaining Contract Value and the remaining Contract Value is insufficient to fully cover the surrender charge, we will deduct the unpaid portion of the surrender charge from the amount paid to you.
Systematic Partial Surrender Plan.  The Systematic Partial Surrender Plan enables you to authorize an automatic regular payment of a partial surrender amount.  If you wish to participate in the plan, you should instruct us to surrender a particular dollar amount from the Contract on a monthly, quarterly, semi-annual or annual basis.

Full Surrender.  You may request a surrender of the Contract for its Cash Surrender Value at any time before the Annuitant’s death and before the Maturity Date.  The Cash Surrender Value will equal the Contract Value less:
●
any applicable surrender charge;
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any loan balance;
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any premium taxes payable; and
●
any withholding taxes.
We will price a surrender request received in good order before the New York Stock Exchange closes for normal trading using the Subaccount accumulation unit value determined at the close of that regular business session of the New York Stock Exchange (usually 3:00 p.m. Central Time).  For requests received in good order after the New York Stock Exchange closes, we will price such surrender request using the Subaccount accumulation unit value determined at the close of the next regular session of the New York Stock Exchange.
We will usually pay any partial surrender or full surrender within seven days of receipt of a Written Notice.
Certain federal income tax consequences may apply to a partial surrender or full surrender of the Contract.  You should consult your tax adviser before requesting these transactions.  (See Prospectus "FEDERAL TAX STATUS")  Partial surrenders and full surrenders may significantly reduce the value of death benefits and living benefits.
Restrictions on Distributions from Certain Contracts.  Certain restrictions apply to surrenders and partial surrenders from Contracts used as funding vehicles for Code section 403(b) retirement plans.
ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Sales Load on Premium Payments	None
Maximum Surrender Charge (as a % of the premium payment withdrawn or Annuitized under a Non-Life Payment Option4)	8%
Transfer Processing Fee	After the first 6 transfers in a Contract Year, we will charge $25 for each additional transfer during that Contract Year. There is no fee for the first 6 transfers during a Contract Year.

4 We do not deduct a charge for sales expenses from premiums at the time they are paid.  However, we may deduct a surrender charge when a premium is withdrawn upon a surrender or partial surrender or applied to certain annuity options during the first eight years following the payment of that premium.  The surrender charge is calculated as a percentage of the premium payment being withdrawn or annuitized during the applicable Premium Year.  The amount of the surrender charge decreases over time, measured from the date the premium payment is credited to the Contract. The surrender charge percentages are shown below.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio Company fees and expenses).
If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Maximum Charges
Administration Fee	$30 per Contract Year[5]
Variable Account Annual Expenses (as a % of average annual Variable Account Value during the accumulation period)
Base Contract Expenses	1.40%[6]
Optional Rider Charges
Guaranteed Minimum Death Benefit Expense Charge (as a percentage of average annual Variable Account Value)
Annual Ratchet Guaranteed Minimum Death Benefit Option (optional)	0.20%
Enhanced Combination Guaranteed Minimum Death Benefit Option (optional)	0.35%
FIVE PlusSM Guaranteed Minimum Withdrawal Benefit (as a percentage of the Guaranteed Withdrawal Balance)	1.20%[7] (0.10% monthly)
Net Loan Interest Charge (as a percentage of amounts held in the loan account)	5.00%[8]
The next item shows the minimum and maximum total operating expenses charged by the Portfolio Companies that you may pay periodically during the time that you own the Contract. A complete list of Portfolio Companies available under the Contract, including their annual expenses, may be found at the back of this document.
ANNUAL FUND EXPENSES9
	Minimum	Maximum
Range of Fund Expenses (expenses that are deducted from Fund assets, including management fees, distribution or service fees (12b-1 fees), and other expenses-before any contractual waiver of fees and expenses)	0.27%	1.37%
9 The portfolio expenses used to prepare this table were provided to Kansas City Life by the Fund(s) or their investment advisers.  The expenses shown are those incurred for the year ended December 31, 2025.  Current or future expenses may be greater or less than those shown.  If required by applicable law, Kansas City Life may deduct any redemption fees imposed by the Funds.

5 We will waive the annual administration fee if Contract Value is equal to or greater than $50,000 at the beginning of the applicable Contract Year.
6 The Base Contract Expenses include a Mortality and Expense Risk Charge of 1.25% and an Asset Based Administrative Charge of 0.15%.
7 The current annual charge for the FIVE PlusSM Guaranteed Minimum Withdrawal Benefit is 0.95% multiplied by the Guaranteed Withdrawal Balance (assessed monthly; the monthly rate is 0.079%).
8 The maximum guaranteed net cost of loans (available under section 403(b) TSA Qualified Contract) is 5% annually.  The maximum guaranteed net cost of a loan is the difference between the maximum loan interest charged (8%) and the minimum amount credited to the loan account (3%).

EXAMPLE OF CHARGES
This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other annuity contracts that offer variable options.  The example shows the maximum costs of investing in the Contract, including Owner transaction expenses, the annual administration fee, Variable Account charges, the most expensive combination of optional benefits available for an additional charge (Enhanced Combination Guaranteed Minimum Death Benefit Option ("GMDB") charge and an annual Guaranteed Minimum Withdrawal Benefit ("GMWB") charge of 1.20% multiplied by the Guaranteed Withdrawal Balance), and highest annual portfolio operating expenses for the year ended December 31, 2025.
The example assumes all Contract Value is allocated to the Subaccounts. Your costs could differ from those shown below if you invest in the Fixed Account.
The example assumes that you invest $100,000 in the Contract for the time periods indicated.  The example also assumes that your investment has a 5% return each year.  Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)
If the Contract is surrendered or is annuitized under a Non-Life Payment Option at the end of the applicable time period:
Maximum Portfolio Expenses with the Enhanced Combination GMDB and with GMWB
1 year	3 years	5 years	10 years
$11,570	$19,469	$26,520	$44,422

(2)
If the Contract is not surrendered or is annuitized under a Life Payment Option at the end of the applicable time period:
Maximum Portfolio Expenses with the Enhanced Combination GMDB and with GMWB
1 year	3 years	5 years	10 years
$4,330	$13,062	$21,893	$44,422

The example does not reflect transfer fees or premium taxes (which may range up to 3.5%, depending on the jurisdiction).
Please remember that the example is an illustration and does not represent past or future expenses.  Your actual expenses may be higher or lower than those shown.  Similarly, your rate of return may be more or less than the 5% assumed in the example.
The annual administration fee is $30.00 for Contracts with a Contract Value less than $50,000 at the beginning of the Contract Year.  There is no administration fee for Contracts with a Contract Value greater than or equal to $50,000 at the beginning of the Contract Year.
You should not consider the assumed expenses in the example to represent past or future expenses.  Actual expenses may be greater or less than those shown.  The assumed 5% annual rate of return is hypothetical and you should not view it as a representation of past or future annual returns.  Actual returns may be greater or less than the assumed amount.
The various Funds themselves or their investment advisers provided the expense information regarding the Funds.  The Funds and their investment advisers are not affiliated with us.  While we have no reason to doubt the accuracy of these figures provided by these non-affiliated Funds, we have not independently verified the figures.

APPENDIX A – Investment options AVAILABLE UNDER THE CONTRACT
The following is a list of Portfolio Companies available under the Contract.  Depending on the optional benefits you choose, you may not be able to invest in certain Portfolio Companies, as noted below.  More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which may be amended from time to time and can be found online at https://www.kclife.com/prospectus/default.htm.  You can also request this information at no cost by calling us at (800)-616-3670 or by sending an email request to statecompliance@kclife.com.
The current expenses and performance information below reflects the fees and expenses of the Portfolio Companies but do not reflect the other fees and charges that the Contract may charge. Expenses would be higher and performance would be lower if these other charges were included.  Each Portfolio Company’s past performance is not necessarily an indication of future performance.

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
Capital growth	AIM Variable Insurance Funds Invesco V.I. American Franchise Fund – Series I Shares (Adviser: Invesco Advisers, Inc.).	0.85%	11.67%	10.35%	14.87%
Long-term growth of capital	AIM Variable Insurance Funds Invesco V.I. Core Equity Fund – Series I Shares (Adviser: Invesco Advisers, Inc.).	0.80%	16.17%	12.81%	11.73%
Long-term growth of capital by investing in health care companies	AIM Variable Insurance Funds Invesco V.I. Health Care Fund - Series I Shares (Adviser: Invesco Advisers, Inc.)	0.98%	15.33%	3.80%	6.58%
The Fund seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500® Index (the “Index”) up to an upside cap (maximum percentage return), while providing a buffer against the first 10% of Index losses (prior to taking into account any fees and expenses of the Fund)[i]i	AIM Variable Insurance Funds Invesco V.I. S&P 500 Buffer Fund - December - Series I Shares (Adviser: Invesco Advisers, Inc.)	0.70%[i]	13.81%	-	-
The Fund seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500® Index (the “Index”) up to an upside cap (maximum percentage return), while providing a buffer against the first 10% of Index losses (prior to taking into account any fees and expenses of the Fund)[i]i	AIM Variable Insurance Funds Invesco V.I. S&P 500 Buffer Fund - June - Series I Shares (Adviser: Invesco Advisers, Inc.)	0.70%[i]	13.65%	-	-
The Fund seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500® Index (the “Index”) up to an upside cap (maximum percentage return), while providing a buffer against the first 10% of Index losses (prior to taking into account any fees and expenses of the Fund)[i]i	AIM Variable Insurance Funds Invesco V.I. S&P 500 Buffer Fund - March - Series I Shares (Adviser: Invesco Advisers, Inc.)	0.70%[i]	7.64%	-	-

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
The Fund seeks, over a specified annual outcome period, to provide investors with returns that match those of the S&P 500® Index (the “Index”) up to an upside cap (maximum percentage return), while providing a buffer against the first 10% of Index losses (prior to taking into account any fees and expenses of the Fund) ii	AIM Variable Insurance Funds Invesco V.I. S&P 500 Buffer Fund - September - Series I Shares (Adviser: Invesco Advisers, Inc.)	0.70% [i]	12.78%	-	-
Long-term growth of capital	AIM Variable Insurance Funds Invesco V.I. Technology Fund – Series I Shares (Adviser: Invesco Advisers, Inc.).	0.96%	20.47%	10.30%	15.78%
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term	American Funds Insurance Series® Asset Allocation Fund – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.54%	15.85%	8.97%	9.77%
Provide a level of current income that exceeds the average yield on U.S. stocks generally and provide a growing stream of income over the years. Providing growth of capital is a secondary objective	American Funds Insurance Series® Capital Income Builder® – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.52% [i]	20.41%	9.08%	7.59%
Provide, over the long term, a high level of total return consistent with prudent investment management. Total return comprises the income generated by the fund and the changes in the market value of the fund’s investments.	American Funds Insurance Series® Capital World Bond Fund® – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.73%	9.39%	-2.50%	1.23%
Long-term growth of capital	American Funds Insurance Series® Global Growth Fund – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.65% [i]	21.62%	8.23%	12.17%
Achieve long-term growth of capital and income	American Funds Insurance Series® Growth-Income Fund – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.53%	18.06%	13.90%	13.92%
Long-term capital appreciation	American Funds Insurance Series® New World Fund® – Class 2 Shares (Adviser: Capital Research and Management CompanySM).	0.82% [i]	28.29%	5.33%	9.25%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
Provide high total return (including income and capital gains) consistent with preservation of capital over the long term while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Asset Allocation Fund – Class P2 Shares (Adviser: Capital Research and Management Company; Subadvisor: Milliman Financial Risk Management LLC).	0.90%	11.67%	6.43%	7.17%
Produce income and to provide an opportunity for growth of principal consistent with sound common stock investing, while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Washington Mutual Investors FundSM – Class P2 Shares (Adviser: Capital Research and Management Company; Subadvisor: Milliman Financial Risk Management LLC).	0.88%	10.65%	8.04%	7.18%
Growth of capital while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Growth Fund – Class P2 Shares (Adviser: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.93%	13.41%	7.96%	11.74%
Achieve long-term growth of capital and income while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk Growth-Income Fund – Class P2 Shares (Adviser: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	0.88%	11.17%	7.70%	8.98%
Provide long-term growth of capital while seeking to manage volatility and provide downside protection	American Funds Insurance Series® Managed Risk Funds, Managed Risk EUPAC Fund – Class P2 Shares (Formerly American Funds Insurance Series® Managed Risk Funds, Managed Risk International Fund – Class P2 Shares) (Adviser: Capital Research and Management CompanySM; Subadvisor: Milliman Financial Risk Management LLC).	1.06% [i]	15.09%	-0.29%	2.90%
The fund seeks long-term capital growth consistent with the preservation of capital. Its secondary goal is current income.	BNY Mellon Variable Investment Fund Appreciation Portfolio – Initial Shares (Adviser: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Fayez Sarofim Co., LLC (Sarofim & Co.)).	0.85%	10.07%	9.37%	12.92%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
The fund seeks capital growth.	BNY Mellon Variable Investment Fund Small Cap Portfolio – Initial Shares (Formerly BNY Mellon Variable Investment Fund Opportunistic Small Cap Portfolio – Initial Shares) (Adviser: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Newton Investment Management North America, LLC)	0.83%	10.99%	4.26%	7.83%
The fund seeks to match the total return of the S&P 500® Index.	BNY Mellon Stock Index Fund, Inc. – Initial Shares (Adviser: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Mellon Investments Corporation)	0.27%	17.53%	14.11%	14.52%
The fund seeks long-term capital appreciation.	BNY Mellon Sustainable U.S. Equity Portfolio, Inc. – Initial Shares (Adviser: BNY Mellon Investment Adviser, Inc.; Sub-Investment Advisor: Newton Investment Management Limited).	0.66%	15.97%	11.93%	13.56%
High long-term total return through growth and current income	Calamos® Advisors Trust, Calamos Growth and Income Portfolio (Adviser: Calamos Advisors LLC).	1.27%	17.40%	10.90%	11.72%
Growth of capital	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Select Mid Cap Growth Fund (Class 2) (Adviser: Columbia Management Investment Advisers, LLC.).	1.07% [i]	14.86%	7.26%	11.89%
Long-term capital appreciation	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Seligman Global Technology Fund (Class 2) (Adviser: Columbia Management Investment Advisers, LLC.).	1.20% [i]	34.37%	18.42%	22.70%
Long-term capital growth	Columbia Funds Variable Series Trust II, Columbia Variable Portfolio – Select Small Cap Value Fund (Class 2) (Adviser: Columbia Management Investment Advisers, LLC.).	1.10% [i]	6.30%	8.66%	7.97%
Achieve high current income and moderate capital appreciation	Federated Hermes Insurance Series Federated Hermes Managed Volatility Fund II – P (Adviser: Federated Hermes Global Investment Management Corp.; Sub-Adviser: Federated Hermes Investment Management Company).	0.97% [i]	7.03%	6.56%	6.85%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
Seek high current income	Federated Hermes Insurance Series Federated Hermes High Income Bond Fund II – P (Adviser: Federated Hermes Investment Management Company).	0.81% [i]	8.23%	3.70%	5.59%
Provide current income consistent with stability of principal and liquidity	Federated Hermes Insurance Series Federated Hermes Government Money Fund II – S (Adviser: Federated Hermes Investment Management Company).	0.63% [i]	3.73%	2.80%	1.73%
Long-term capital appreciation	Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2 (Adviser: Fidelity Management & Research Company (FMR); Sub-Advisors: FMR Co., Inc. (FMRC) and other investment advisers serve as sub-advisers for the fund).	0.79%	21.24%	15.08%	15.49%
High total return (Principal preservation is a secondary objective)	Fidelity® Variable Insurance Products Freedom Retirement Portfolio – Service Class 2 (Formerly Fidelity® Variable Insurance Products Freedom Income Portfolio – Service Class 2) (Adviser: FMR Co., Inc. (FMRC)).	0.61%	9.31%	2.08%	4.17%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2010 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.63%	10.26%	2.89%	5.46%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2015 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.66%	11.66%	3.73%	6.33%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2020 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.69%	12.99%	4.57%	7.11%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2025 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.71%	14.23%	5.25%	7.75%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2030 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.74%	15.16%	5.98%	8.61%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2035 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.78%	16.42%	7.28%	9.72%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2040 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.82%	18.44%	8.73%	10.59%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2045 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.85%	19.53%	9.16%	10.82%
High total return (Principal preservation as the Fund approaches its target date is a secondary objective)	Fidelity® Variable Insurance Products Freedom 2050 Portfolio – Service Class 2 (Adviser: FMR Co., Inc. (FMRC)).	0.85%	19.50%	9.15%	10.81%
High total return	Franklin Templeton Variable Insurance Products Trust, Franklin Global Real Estate VIP Fund – Class 2 (Adviser: Franklin Templeton Institutional, LLC).	1.25% [i]	7.93%	2.36%	3.03%
Long-term capital growth	Franklin Templeton Variable Insurance Products Trust, Franklin Small-Mid Cap Growth VIP Fund – Class 2 (Adviser: Franklin Advisers, Inc.).	1.08% [i]	2.52%	1.03%	9.89%
Long-term capital appreciation	Franklin Templeton Variable Insurance Products Trust, Templeton Developing Markets VIP Fund – Class 2 (Adviser: Templeton Asset Management Ltd.).	1.36% [i]	46.27%	5.46%	10.40%
Long-term capital growth	Franklin Templeton Variable Insurance Products Trust, Templeton Foreign VIP Fund – Class 2 (Adviser: Templeton Investment Counsel, LLC).	1.07% [i]	29.19%	8.25%	5.75%
Capital growth	LVIP American Century Capital Appreciation Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.79% [i]	6.72%	5.16%	11.47%
Capital growth by investing in common stocks (Income is a secondary objective)	LVIP American Century Disciplined Core Value Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.71% [i]	14.86%	8.78%	10.39%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
Capital growth	LVIP American Century International Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.95% [i]	15.98%	1.85%	6.42%
Long-term capital growth (Income is a secondary objective)	LVIP American Century Mid-Cap Value Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.86% [i]	8.99%	8.89%	9.12%
Long-term capital growth	LVIP American Century Ultra® Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.75% [i]	12.84%	11.68%	17.16%
Long-term capital growth (Income is a secondary objective)	LVIP American Century Value Fund – Standard Class II (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.71% [i]	16.82%	11.65%	10.23%
Long-term total return using a strategy that seeks to protect against U.S. inflation	LVIP American Century Inflation Protection Fund – Service Class (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: American Century Investment Management, Inc.).	0.71% [i]	6.33%	0.62%	2.61%
Capital appreciation (Achieving current income by investing primarily in equity securities is a secondary objective)	LVIP JPMorgan Mid Cap Value Fund – Standard Class Shares (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: J.P. Morgan Investment Management Inc.).	0.74%	4.72%	9.63%	8.77%
Capital growth over the long term	LVIP JPMorgan Small Cap Core Fund – Standard Class Shares (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: J.P. Morgan Investment Management Inc.).	0.77%	10.27%	6.40%	8.95%
Provide high total return from a portfolio of selected equity securities	LVIP JPMorgan U.S. Equity Fund – Standard Class Shares (Adviser: Lincoln Financial Investments Corporation; Sub-Adviser: J.P. Morgan Investment Management Inc.).	0.63%	14.54%	13.69%	14.84%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year
Capital appreciation	MFS® Variable Insurance Trust, MFS® Growth Series – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.73% [i]	12.19%	11.10%	15.60%
Capital appreciation	MFS® Variable Insurance Trust, MFS® Research Series – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.74% [i]	12.85%	11.15%	12.93%
Total return with an emphasis on current income, but also considering capital appreciation	MFS® Variable Insurance Trust, MFS® Total Return Bond Series – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.53% [i]	7.17%	0.15%	2.63%
Total return	MFS® Variable Insurance Trust, MFS® Total Return Series – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.61% [i]	11.16%	6.42%	7.63%
Total return	MFS® Variable Insurance Trust, MFS® Utilities Series – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.78% [i]	15.01%	7.64%	9.49%
Total return with an emphasis on high current income, but also considering capital appreciation	MFS® Variable Insurance Trust II MFS® Income Portfolio – Initial Class Shares (Adviser: Massachusetts Financial Services Company).	0.67% [i]	7.33%	0.66%	3.58%
Provide income and capital appreciation with less volatility than the fixed income and equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Risk Balanced ETF Portfolio – Class 2 Shares (Adviser: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.76%	9.03%	3.83%	4.92%
Capital appreciation with less volatility than the equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Moderately Aggressive ETF Portfolio – Class 2 Shares (Formerly Northern Lights Variable Trust, TOPS® Managed Risk Growth ETF Portfolio – Class 2 Shares) (Adviser: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.75%	11.65%	5.36%	6.13%

Investment Objective	Portfolio Company and Adviser/Subadvisor	Current Expenses	Average Annual Total Returns
(as of 12/31/2025)
			1 year	5 year	10 year

Capital appreciation with less volatility than the equity markets as a whole	Northern Lights Variable Trust, TOPS® Managed Risk Moderate ETF Portfolio – Class 2 Shares (Formerly Northern Lights Variable Trust, TOPS® Managed Risk Moderate Growth ETF Portfolio – Class 2 Shares) (Adviser: ValMark Advisers, Inc.; Sub-Adviser Portfolio Manager: Milliman Financial Risk Management LLC).	0.75%	10.36%	4.74%	5.72%

i  Denotes Fund Portfolio and their investment adviser have entered into temporary expense reimbursements and/or fee waivers. See the prospectus for the Fund Portfolio for further information.
ii  See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT – Defined Outcome Funds Risks” in the prospectus and the prospectuses for the Funds for a description of the risks associated with investing in the Invesco V.I. S&P 500 Buffer Funds.

The Fixed Account

The following table describes the Fixed Account investment option that is currently available under the Contract. We may change certain features of the Fixed Account investment option. We will provide you with written notice before doing so. Depending on the optional benefits you choose, you may not be able to invest in the Fixed Account, as noted below.
See The Fixed Account for additional information.

Name	Segment Term Period	Minimum Guaranteed Interest Rate
Fixed Account (for Contracts issued on or after May 31, 2011)	1 Year[i]	1.00%
Fixed Account (for Contracts issued prior to May 31, 2011 and for Contracts issued on or after May 31, 2011 in states where the state regulator has not approved a lower guaranteed interest rate)	1 Year[i]	3.00%
i  The Company reserves the right to shorten the period the interest rate applies to less than one year, except for the year in which such amount is received or transferred.

If you elect the Five PlusSM Guaranteed Minimum Withdrawal Benefit you must allocate your premiums and Contract Value among the Designated Subaccounts on and after the rider effective date.  You may not invest in the Fixed Account.  Allocation percentages must be whole percentages only and the total allocation percentages in the Designated Subaccounts must equal 100%.
The table below lists available Subaccount.
Designated Subaccount
American Funds Insurance Series® Managed Risk Asset Allocation Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk Washington Mutual Investors FundSM – Class P2 Shares
American Funds Insurance Series® Managed Risk Growth Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk Growth-Income Fund – Class P2 Shares
American Funds Insurance Series® Managed Risk International Fund – Class P2 Shares
TOPS® Managed Risk Balanced ETF Portfolio – Class 2 Shares
TOPS® Managed Risk Moderate Growth ETF Portfolio – Class 2 Shares
TOPS® Managed Risk Growth ETF Portfolio – Class 2 Shares

This Summary Prospectus incorporates by reference the Contract’s Statutory Prospectus and Statement of Additional Information (SAI), both dated May 1, 2026, as amended or supplemented.  The SAI may be obtained, free of charge, in the same manner as the prospectus.

Investment Company Act of 1940 Registration File No. 811-08994
Contract Identifier C000024865

3520 Broadway
Kansas City, Missouri 64111
Kansas City Life’s Century II Variable Product Series is distributed by Sunset Financial Services, Inc., a wholly owned subsidiary of Kansas City Life Insurance Company.